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                                                                  Exhibit (8)(a)

                          CUSTODIAL SERVICES AGREEMENT



                  AGREEMENT dated as of March 1, 1995, between NATIONAL CITY BANK, a national banking association having an office at 4100 West 150th Street, Cleveland, Ohio 44135 (the "Bank"), and THE SESSIONS GROUP, a business trust organized under the laws of the State of Ohio, having an office at 1900 East Dublin-Granville Road, Columbus, Ohio 43229 (the "Trust").


                                   WITNESSETH:

                  THAT WHEREAS, the Trust represents that it is authorized to open and maintain a custody account (the "Custody Account") with the Bank to hold certain property ("Property") including but not limited to stocks, bonds, or other securities ("Securities"), funds and similar other investment property owned or held by the Trust for its Riverside "Family" of funds as listed on Exhibit A, and for such other portfolio series of the Trust as the parties hereto subsequently shall agree to in writing (which agreement may be reflected by executing an amended Exhibit A) and is authorized to enter into this agreement.

                  NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

             1.   APPOINTMENT AND ACCEPTANCE

                  The Trust hereby appoints the Bank as custodian of the Property, and the Bank agrees to act as such upon the terms and conditions hereinafter provided.

             2.   DELIVERY; SAFEKEEPING

                  The Trust has heretofore delivered or will deliver Property to the Bank, and will deliver or cause to be delivered to the Bank Property hereafter acquired which Property the Bank agrees to keep safely as custodian for the Trust. The Bank shall not surrender possession of Property except upon properly authorized instructions of the Trust.

             3.   IDENTIFICATION AND SEGREGATION OF ASSETS

                  With respect to Property in the Custody Account:

                  (a) The Bank will segregate and identify on its books as belonging to the Trust all Property held by the Bank or by any other entity authorized to hold Property in accordance with Section 6 or 7 hereof.


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                  (b) The Bank shall supply to the Trust from time to time as mutually agreed upon a written statement with respect to all of the Property in the Custody Account. In the event that the Trust does not inform the Bank in writing of any exceptions or objections within a reasonable time after receipt of such statement, the Trust shall be deemed to have approved such statement.

             4.   STANDARD OF CARE

                  The Bank assumes full responsibility to exercise the same standard of care that it exercises over its own assets in the safekeeping, handling, servicing and disposition of the Property, in accordance with this Agreement. The Bank will exercise the due care expected of a professional custodian for hire with respect to the property in its possession or control and shall assume the burden of proving that it exercised such care in the event of any loss of such Property.

                  The Bank is not under any duty to supervise the investments of the Trust, or to advise or make any recommendation to the Trust with respect to the purchase or sale of any of the Securities or the investment of any funds.

             5.   PERFORMANCE BY THE BANK

                  (a) Receipt, Delivery and Disposal of Securities. The Bank shall, or shall instruct any other entity authorized to hold Property in accordance with Section 6 or 7 hereof to, receive or deliver Securities and credit or debit the Trust's account, in accordance with properly authorized instructions from the Trust. The Bank or such entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Trust may direct in properly authorized instructions.

                  (b) Trade Execution. The Trust may from time to time place orders with the Bank to buy or sell Securities. The Bank or any entity authorized to hold Property in accordance with Section 7 hereof may refer each such order to any broker or sub-agent of its choice, including an affiliate of the Bank, unless otherwise specified, and shall have no liability or responsibility whatsoever for any error, neglect or default of any such broker or sub-agent or for mutilations, interruptions, omissions, errors or delays occurring in the mails, or on the part of any telegraph, cable or wireless company, or any employee of such company, or by reason of any cause beyond its control. In placing such orders, the Trust may from time to time place special orders with the Bank which will, as agent, undertake the purchase or sale of the Securities as set out above; provided that if the order is for the purchase or sale of obligations of the United States Government or its agencies, or municipal bonds, the Bank may act as principal. The Trust hereby agrees, with respect to all purchases, that good funds for settlement will be on deposit by settlement date. Further, the Trust agrees to provide specific instructions regarding the deposit or delivery of all such Securities to the Custody Account.


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                  (c) Registration. Securities held hereunder may be registered in the name of the Bank, any entity authorized to hold property in accordance with Section 6 or 7 hereof, or a nominee of the Bank or any such authorized entity, and the Trust shall be informed upon request of all such registrations. The Securities in registered form will be transferred upon request of the Trust into such names or registrations as it may specify in properly authorized instructions.

                  (d) Cash Accounts. All cash received or held by the Bank or by any entity authorized to hold Property in accordance with Section 7 hereof as interest, dividends, proceeds from transfer, and other payments for or with respect to the Securities shall be (i) held in a cash account in accordance with properly authorized instructions received by the Bank, or (ii) converted and remitted to the Trust at the Trust's risk. In effecting any currency conversions hereunder the Bank or such entity may use such methods or agencies as it may see fit including the Bank's facilities at customary rates.

                  (e) Reports, Records, Affidavits and Access. If the Bank has in place a system for providing telecommunication access or other means of direct access by customers to the Bank's reporting system for Property in the Custody Account, then, at the Trust's election, the Bank shall provide the Trust with such instructions and passwords as may be necessary in order for the Trust to have such direct access through the Trust's terminal device. Such direct access shall be restricted to information relating to the Custody Account. Where direct access to such reporting system is requested by the Trust, the Trust agrees to assume full responsibility for the consequences of the use, including any misuse or unauthorized use of the terminal device, instructions or passwords referred to above and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs, counsel fees and other expenses of every nature suffered or incurred by the Bank by reason of or in connection with such use by the Trust or others of such terminal device, unless such liabilities, losses, damages, costs, counsel fees and other expenses can be shown to be the result of negligent or wrongful acts of the Bank, the Bank's employees or the Bank's agents. Further, where the trust elects to have direct access, the Bank shall provide the Trust on each business day a report of the preceding business day's transactions relating to such accounts and of the closing or net balances of each business day. If the Trust should not choose to have direct access, the Bank shall provide the Trust with such reports of transactions in the Custody Account by such means as may be mutually agreed upon.

                  During the Bank's regular banking hours and upon receipt of reasonable notice from the Trust, any officer or employee of the Trust, any independent accountant(s) selected by the Trust and any person designated by any regulatory authority having jurisdiction over the Trust shall be entitled to examine on the Bank's premises, Property held by the Bank on its premises and the Bank's records regarding Property held hereunder deposited with entities authorized to hold Property in accordance with Section 6 or 7 hereof, but only upon the Trust's furnishing the Bank with properly authorized instructions to that effect, provided, such examination shall be consistent with the Bank's obligations of confidentiality to other parties. The Bank's costs and expenses in facilitating such examinations, including but not limited to the cost to the Bank of


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providing personnel in connection with examinations shall be borne by the persons or agencies making such examinations, provided that such costs and expenses shall not be deemed to include the Bank's costs in providing to the Trust (i) the "single audit report" of the independent certified public accountants engaged by the Bank and (ii) such reports and documents as the Agreement contemplates that the Bank shall furnish routinely to the Trust.

                  The Bank shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Bank maintains the physical possession of any of the Property in the Custody Account such records of such entity relating to the Custody Account as may be required by the Trust or its agents in connection with an internal examination by the Trust of its own affairs. Upon a reasonable request from the Trust, the Bank shall use its best efforts to furnish to the Trust such reports (or portions thereof) of the external auditors of each such entity as related directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Bank.

                  The Bank shall supply to the Trust from time to time, written operational procedures which shall govern the day to day operations of the account. Such operating procedures are hereby incorporated herein by reference.

                  (f) Voting and Other Action. The Bank will transmit to the Trust upon receipt, and will instruct any entities authorized to hold Property in accordance with Section 6 or 7 hereof to transmit to the Trust upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of the Securities, and all information relating to exchange or tender offers received from offerors with respect to the Securities. Proxies will be executed by the registered holder if the registered holder is other than the Trust, but the manner in which the Securities are to be voted will not be indicated. Specific instructions regarding proxies will be provided when necessary. Neither the Bank nor any such entity agrees to vote any of the Securities or authorize the voting of any Securities or give any consent or take any other action with respect thereto, except as otherwise provided herein.

                  In the event of tender offers, the Trust shall mail instructions to the Bank as to the action to be taken with respect thereto or telephone such instructions to its National City Bank account administrator at the Bank, designating such instruction as being related to a tender offer. The Trust shall deliver to the Bank, by 5:00 p.m., Cleveland time on the following calendar day, written confirmation, including telefax, provided such telefax is on the letterhead of the Trust and signed by an authorized person, of telephonic instructions. The Trust agrees to hold the Bank harmless from any adverse consequences of the Trust's use of any other method of transmitting instructions relating to a tender offer.

                  The Trust agrees that if it gives an instruction for the performance of an act on the last permissible date of a period established by the tender offer or for the performance of such act or that if it fails to provide next day written confirmation of an oral instruction, the Trust shall hold the Bank harmless from any adverse consequences of failing to follow said instructions.


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                  The Bank is authorized to accept and open in the Trust's
behalf all mail or communications received by it or directed in its care.

         6.       AUTHORIZED USE OF U.S. DEPOSITORIES

                  The Trust authorizes the Bank, for any Securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

         7.       AUTHORIZED USE OF FOREIGN CUSTODIANS

                  (a) Authorization. The Bank may cause Securities which are issued by foreign governments or foreign companies of which principal trading market is located outside the United States ("Foreign Securities") and other Property in the Custody Account to be held in such country or other jurisdiction as the Trust shall direct in properly authorized instructions. In carrying out its duties with respect to Foreign Securities, the Bank may use the services of
(i) a Global Custodian, or (ii) foreign banks or trust companies ("Foreign Custodians"), and foreign securities depositories or clearing agencies ("Foreign Securities Depositories") as the Bank deems prudent and appropriate.

                  (b) Segregation and Identification of Assets. The Bank will deposit Property of the Trust with a Foreign Custodian or Foreign Securities Depository only in an account which holds exclusively the assets of the Bank as custodian for its customers. In the event that the Bank authorizes a Foreign Custodian to hold any of the Foreign Securities placed in its care in a Foreign Securities Depository, the Bank will direct such Foreign Custodian to identify on its books such Foreign Securities as being held for the account of the Bank as custodian for its customers.

                  (c) Instructions to Foreign Custodians and Foreign Securities Depositories. Any Property in the Custody Account deposited by the Bank with a Foreign Custodian or Foreign Securities Depository will be subject only to the instructions of the Bank or its agents; and any Foreign Securities held in a Foreign Securities Depository for the account of a Foreign Custodian will be subject only to the instructions of such Foreign Custodian as custodian for the Bank.

         8.       AUTHORIZATIONS

                  The Bank is authorized to rely and act upon written, signed instructions of those persons as are named in a list provided to the Bank from time to time and certified by the Trust's Secretary or Assistant Secretary. Such list shall separately designate those persons who may authorize the withdrawal of the Securities free of payment. The Trust will provide the Bank with authenticated specimen signatures of the persons so authorized.


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                  The Bank is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any person named to the Bank as authorized to give written instructions, regardless of whether such instructions shall in fact have been authorized or given by any of such persons, provided that the Bank and the Trust shall have agreed upon the means of transmission and the method of identification for such instructions. Instructions received by any other means shall include verbal instructions, provided that any verbal instruction shall be promptly confirmed in writing. In the event verbal instructions are not subsequently confirmed in writing, as provided above, the Trust agrees to hold the Bank harmless and without liability for any claims or losses in connection with such verbal instructions. Notwithstanding the above, instructions for the withdrawal of securities "free of payment" shall be sent to the Bank in writing, manually signed by any two such authorized persons.

                  The Trust may appoint one or more investment managers ("Investment Managers") with respect to the Custody Account. The Bank is authorized to act upon instructions received from any Investment Manager to the same extent that the Bank would act upon the instructions of persons named in the above mentioned certificate or separate list, provided that the Bank has received copies of the instruments appointing the Investment Manager and written confirmation from the Investment Manager evidencing his acceptance of such appointment.

                  If the Trust should choose to have telecommunication or other means of direct access to the Bank's reporting system for Property in the Custody Account, pursuant to paragraph (e) of Section 5, the Bank is also authorized to rely and act upon any instructions received by it through a terminal device, provided that such instructions are accompanied by code words which the Bank has furnished to the Trust, or its delegated personnel by any method mutually agreed to by the Bank and the Trust, and which the Bank shall not have then been notified by the Trust or any such delegate to cease to recognize regardless whether such instructions shall in fact have been given or authorized by the Trust or any such person. The Trust's delegates shall be named by a certificate provided to the Bank from time to time by the Trust's Secretary or an Assistant Secretary.

         9.       FEES AND EXPENSES

                  Fees and expenses for the services rendered under this Agreement shall be as set forth in Exhibit B attached hereto, as such may be amended from time to time. In addition, if the Bank advances cash or securities to the Trust for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may rise from its or its nominee's negligent action, negligent failure to act, or willful misconduct, any Property at any time held for the Custody Account shall be security thereof and should the Trust fail to reimburse the Bank promptly after request for payment, the Bank shall be entitled to dispose of such Property to the extent necessary to obtain reimbursement.


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         10.      TERMINATION

                  Either party may terminate this Agreement upon sixty (60) days written notice to the other.

         11.      CONFIDENTIALITY

                  Subject to the foregoing provisions of this Agreement and subject to any applicable law, the Trust and the Bank shall each use best efforts to maintain the confidentiality of matters concerning Property in the Custody Account.

         12.      LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

                  The Sessions Group is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Sessions Group" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         13.      NOTICES AND MISCELLANEOUS

                  All notices and other communications hereunder, except for instructions and reports relating to the Property which are transmitted through the Bank's reporting system for Property in the Custody Account, shall be in writing, telex or telecopy or, if verbal, shall be promptly confirmed in writing, and shall be hand-delivered, telexed, telecopied or mailed by prepaid first class mail (except that notice of termination, if mailed, shall be by prepaid registered or certified mail) to each party at its address set forth above, if to the Trust, marked "Attention Riverside Funds", and if to the Bank, marked "National City Bank as Custodian for The Sessions Group," or at such other address as each party may give notice of to the other. This Agreement may not be amended except by writing signed by the party against whom enforcement is sought. This Agreement shall not be assignable by either party without the written consent of the other. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Agreement contains the entire agreement between the Trust and the Bank relating to custody of Property and supersedes all prior agreements on this subject.


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                  The captions of the various sections and subsections of this
Agreement have been inserted only for the purposes of convenience and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  This Agreement shall be governed by and construed according to the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

NATIONAL CITY BANK                         THE SESSIONS GROUP


By  /s/Stephen D. McCreary                 By  /s/Roy E. Rogers
  -------------------------------            -----------------------------------
   Stephen D. McCreary                         Roy E. Rogers

Title   Senior Vice President              Title   President
     ----------------------------               --------------------------------


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                                    EXHIBIT A




                                   PORTFOLIOS


         This EXHIBIT A, dated March 1, 1995, is that certain Exhibit A to a Custodial Services Agreement dated as of March 1, 1995 between the undersigned parties. This Exhibit A supersedes all previously dated Exhibits A.



                       Riverside Capital Value Equity Fund
                Riverside Capital Equity & Municipal Income Fund
              Riverside Capital Sunbelt Municipal Obligations Fund
            Riverside Capital Low Duration Government Securities Fund
                          Riverside Capital Growth Fund
                       Riverside Capital Fixed Income Fund
             Riverside Capital Tennessee Municipal Obligations Fund
                       Riverside Capital Money Market Fund











NATIONAL CITY BANK                         THE SESSIONS GROUP


By  /s/Stephen D. McCreary                   By /s/Roy E. Rogers
  -------------------------------            -----------------------------------
    Stephen D. McCreary                        Roy E. Rogers

Title   Senior Vice President              Title   President
     ----------------------------               --------------------------------


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                                    EXHIBIT B



The following fee schedule shall be billed at a rate of 1/12 per month at the end of each month and shall be in effect for the period March 1, 1995 through February 29, 1996. The fee schedule shall be evaluated by the parties to this agreement at the end of that period to determine the appropriateness for the proceeding twelve months. Adjustments shall be made if necessary and this Exhibit B shall be updated to reflect those changes. Otherwise, this Exhibit B will continue for Successive twelve month periods until an adjustment is agreed upon by both parties.



                             ANNUAL FEE - $55,644.00



As an adjustment to the above fee, the Bank shall credit an amount equal to the average positive monthly balance of all accounts less a 10% reserve factor times the month-ending 91 day Treasury Bill rate divided by 12 or shall charge an amount equal to the average overdraft balance times the national prime rate found in The Wall Street Journal divided by 12.











NATIONAL CITY BANK                         THE SESSIONS GROUP


By  /s/Stephen D. McCreary                 By /s/Roy E. Rogers
  -------------------------------            -----------------------------------
    Stephen D. McCreary                        Roy E. Rogers

Title   Senior Vice President              Title   President
     ----------------------------               --------------------------------



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